UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported):  August 8, 2003

GRAPHIC PACKAGING CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	1-13182	58-2205241
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

814 Livingston Court

Marietta, GA 30067

 (Address of principal executive offices)

(Zip Code)

(770) 644-3000

               (Registrant’s telephone number, including area code)

Riverwood Holding, Inc.

(Former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure.

                    Graphic Packaging International, Inc., a wholly-owned subsidiary of the registrant, today closed the sale of $850 million total principal amount of 8.50% Senior Notes due 2011 and 9.50% Senior Subordinated Notes due 2013.  The net proceeds of the offering are being applied to refinance indebtedness of the company.  The Notes have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended.

                    Graphic Packaging International, Inc.'s press release dated August 8, 2003 announcing the closing of the sale of the Notes has been furnished as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAPHIC PACKAGING CORPORATION
(Registrant)

Date:	August 8, 2003	By:	/s/ Edward W. Stroetz, Jr.
		Name:	Edward W. Stroetz, Jr.
		Title:	Acting General Counsel
and Secretary

Exhibit Index

Exhibit Number	Description

Exhibit 99.1	Press release of Graphic Packaging International, Inc. dated August 8, 2003.